Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
NORTONLIFELOCK INC.

NortonLifeLock Inc., a Delaware corporation (the “Company”), does hereby certify that:

First:               This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”).

Second:          The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Third:              Article 1 of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“The name of the Corporation is Gen Digital Inc.”

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 7th day of November, 2022.

NORTONLIFELOCK INC.

By:	/s/ Bryan Ko
Name:	Bryan Ko
Title:	General Counsel and Secretary